Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is entered into as of October 28, 2025, by and between Terrestrial Energy Inc., a Delaware corporation (“TEI”) and HCM II Acquisition Corp., a Delaware corporation (“SPAC”). This Agreement shall be effective as of the closing of the Business Combination (as defined below) (such date, the “Effective Time”).

WHEREAS, TEI has previously entered in to a number of warrant agreements (the “Warrant Agreements”) governing the terms of TEI’s outstanding warrants (the “Warrants”) to purchase shares of common stock of TEI;

WHEREAS, TEI entered into a Business Combination Agreement, dated March 26, 2025 (as amended, modified or supplemented, the “Business Combination Agreement” and the transactions contemplated by the Business Combination Agreement, the “Business Combination”), by and among SPAC, TEI and HCM II Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SPAC (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into TEI, with TEI surviving the merger as a direct wholly owned subsidiary of SPAC;

WHEREAS, the Business Combination is a “SPAC Transaction” and SPAC is a “Resulting Issuer”, in each case as contemplated by the Warrant Agreements;

WHEREAS, pursuant to the Business Combination Agreement and the Warrant Agreements, at the Effective Time SPAC will assume TEI’s rights and obligations under the Warrant Agreements;

WHEREAS, as a result of the foregoing, the parties hereto wish for TEI to assign to SPAC all of TEI’s rights and interests and obligations in and under the Warrant Agreements and for SPAC to accept such assignment, and assume all of TEI’s obligations thereunder, in each case, effective as of the Effective Time; and

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Assignment and Assumption of Warrant Agreement. TEI hereby assigns, conveys, transfers and delivers, and SPAC hereby agrees to accept, assume and perform, effective as of the Effective Time, all of TEI’s rights, interests and obligations in, and under the Warrant Agreements. For avoidance of doubt, effective as of the Effective Time, each issued and outstanding Warrant of TEI immediately prior to the Effective Time, shall be automatically and irrevocably modified, to represent the right to acquire and receive, upon the exercise of such warrant and payment of the exercise price, on the same terms and conditions as nearly equivalent as may be practicable to the provisions set forth in the Warrant Agreement, 44.70293025 shares of Common Stock of the SPAC.

2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State without resort to that State’s conflict-of-laws rules.

3. Counterpart. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by email or exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

4. Successors and Assigns. All the covenants and provisions of this Agreement shall bind and inure to the benefit of each party’s respective successors and assigns.

5. No Modification to Warrant Agreements. All of the terms and provisions in the Warrant Agreements are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Agreement does not constitute, directly or by implication, an amendment or waiver of any provision of the Warrant Agreements, or any other right, remedy, power, or privilege of any party thereto, except as expressly contemplated by the Warrant Agreements in connection with a SPAC Transaction.

6. Effectiveness. This Agreement shall be effective as of the Effective Time. This Agreement shall automatically terminate and be null and void and of no effect if the Business Combination Agreement is terminated in accordance with its terms prior to the Effective Time.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date and year first written above.

Terrestrial Energy Inc.

By:	/s/ Simon Irish
	Name:	Simon Irish
	Title:	Chief Executive Officer

HCM II Acquisition Corp.

By:	/s/ Shawn Matthews
	Name:	Shawn Matthews
	Title:	Chief Executive Officer